Exhibit 24.1

ENERGY FOCUS, INC.
REGISTRATION STATEMENT
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Energy Focus, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints James Tu, Tod A. Nestor and James R. Warren, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration of certain equity securities of the Registrant for the benefit of certain shareholders of the Registrant, with any and all amendments, supplements and exhibits thereto, including pre‑effective and post‑effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 21st day of December, 2021.

/s/ James Tu	/s/ Philip Politziner
James Tu	Philip Politziner
Executive Chairman and Chief Executive Officer, and Director	Director

/s/ Tod A. Nestor	/s/ Stephen Socolof
Tod A. Nestor	Stephen Socolof
Chief Operating Officer and Chief Financial Officer	Director

/s/ Jennifer Y. Cheng	/s/ Gina Huang (Mei Yun Huang)
Jennifer Y. Cheng	Gina Huang (Mei Yun Huang)
Director	Director